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EXHIBIT 12.4

CERTIFICATION
Pursuant to 18 United States Code § 1350

        The undersigned hereby certifies that to his knowledge the annual report for 2002 of Spirent plc (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NICHOLAS K. BROOKES
Name:	Nicholas K. Brookes
Title:	Chief Executive Officer
Date:	June 17, 2003

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  EXHIBIT 12.4
CERTIFICATION Pursuant to 18 United States Code § 1350